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                                                                    EXHIBIT 10.8

                          MANAGING DIRECTOR'S AGREEMENT

                                     BETWEEN

                           BLACK SUN INTERACTIVE GMBH



with its seat in



                                Schillerstrasse 5
                                  80336 Munchen
                                     Germany

                       -hereinafter called "the Company"-




and


                           FRANZ WOLFGANG BUCHENBERGER


residing


                                Parchetwiesen 33
                                 82362 Weilheim
                                     Germany

                    -hereinafter called "Managing Director"-
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Managing Director's Agreement
between Black Sun Interactive GmbH and
Fraz Wolfgang Buchenberger




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                                     ART. 1
                           Duties and Responsibilities

1. The Managing Director shall act as Managing Director (Geschaftsfuhrer bzw. Vorstand) of the Company. He shall represent the Company in accordance with the provisions of the Company's Articles of Association and the Shareholders' Resolution and the Mangement-By-Laws of the Company.

2. The Shareholders shall have the right to appoint additional Managing Directors. The Shareholders shall determine the allocation of functions among the Managing Directors from time to time.

3. The Managing Director shall conduct the Company's business in compliance with the provisions of the pertinent laws, the Articles of Association, the Company's Management Procedures ('Geschaftsordnung der Geschaftsfuhrer bzw. des Borstandes'), if any, and the Shareholders Resolutions.

         He will act as the Company's Chief Executive Officer ('CEO'). He will develop and maintain the vision of the Company. He will be responsible for the leadership and management of the Company. He will oversee marketing, product development, production and finance.

         The Managing Director shall adopt the Company's Management Procedures.

4. The Managing Director shall devote his energy and experience exclusively to the Company. He shall not engaged in any other occupation, gainful or otherwise taking up a substantial amount of his time, or act as a member of a supervisory or advisory board or in a similar capacity, without prior approval of the Shareholder.

5. The Managing Director shall not have the right to bestow advantages of any kind on himself, to Shareholders or affiliated persons or affiliated companies by contract or by unilateral declaration outside a duly made profit distribution resolution taken in the Shareholders' meeting.

6. According to the Articles of Association, article 7, the Managing Director must obtain the prior consent of the Board for the following transactions:

                  a)       the adoption of the annual budget,

                  b) the conclusion and termination of any rental, tenancy and lease agreements as far as they concern liabilities of more than DM 100,000.00 p.a. and as far as they are not within the frame of the annual budget as resolved by the Board,

                  c) the purchase or sale of economic goods of the fixed current assets, as far
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Managing Director's Agreement
between Black Sun Interactive GmbH and
Fraz Wolfgang Buchenberger


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                           as the respective investments are higher than DM
                           100,000.00 and as far as they are not within the frame of the annual budget as resolved by the Board,

                  d) the assumption of any obligations of any kind of more than DM 100,000.00 as far as these exceed the current business and as far as these obligations are not covered by the annual budget as resolved by the Board,

                  e) any measures for the procurement of capital by holding companies or the allocation of own resources to holding companies in a different way; the assumption of guarantees and the assumption of liabilities on bills as well as the granting of loans, the granting of loans to and the assumption of liabilities for holding companies, if an amount of DM 200,000.00 is exceeded in the specific case,

                  f) taking up of loans from DM 500,000.00 onwards as far as they are not covered by the annual budget as resolved by the Board; the issuance of bonds and participating certificates

                  g) the appointment and recall of Managing Directors of subsidiaries as well as the conclusion, the termination or the substantial alteration of employment agreements of the Company and/or the holding companies for Managing Directors with an annual salary of more than DM 200,000.00,

                  h) the new determination of the salary of the Managing Director(s),

                  i) the appointment and withdrawal of "Prokuren" (full power of attorney) and commercial powers of attorney,

7. According to the Articles of Association, article 9, paragraph 9, the Managing Director shall be subject to the prior approval of 90% of the votes of the Shareholders for the following transactions:

         a) the purchase and sale of director or indirect participation in other companies, the establishing of other companies as well as the exclusion and merging of company functions to other companies, the purchase, the sale and the creation of encumbrances on real property and equivalent rights and/or any kind of liabilities coordinated on such measures.

         b)       liquidation of the Company

         c) increase of the Company's capital and changes of the articles of association of the Company.
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Managing Director's Agreement
between Black Sun Interactive GmbH and
Fraz Wolfgang Buchenberger

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         It is the Shareholders' meeting's intent to achieve agreement between the Shareholders as broad as possible for all important businesses. In the event no majority can be achieved, the Board shall be competent to decide according to the Articles of Association article 8 no. 1.

8. The list of actions the execution of which requires the prior approval of the Shareholders can be extended at any time or reduced by means of a Shareholder's resolution.

9. The Managing Director is committed to present to the Shareholders' meeting, by the end of a fiscal year at the latest, a budget and investment plan for the following fiscal year, showing the to-be-expected current expenses classified by subjects, the planned investments and the financing proposed to cover the expenses.

                                     ART. 2
                            Commencement and Duration

1.       This contract shall become effective on September 1, 1995.

2. Notwithstanding mandatory periods of notice set forth by German law either party may terminate the contract by given 3 (three) months written notice to the end of the calendar month.

3. The right to termination without notice for good cause (Art. 626 German Civil Code) is not affected.

                                     ART. 3
                             Remuneration, Expenses

1. The Managing Director will receive a base gross salary of DM 11,250.00 per month (payable 12 times a year). The remuneration is to be paid at the end of each month.

2. Additionally, the Managing Director shall receive bonus payments. The bonus will be agreed in July of each year for the following year between the parties.

         Bonus payments for 1995/1996 are as described in the attachment to this agreement.

3. Expenses of the Managing Director in performing his duties under the contract, including travel and entertainment expenses, will be reimbursed in accordance with the German wage tax regulations (Lohnsteuerrichtlinien).

                                     ART. 4
                 Payment of Remuneration in the Event of Illness

In the event of the Managing Director's temporary incapacity due to illness or of any other reasons for which the Managing Director is not responsible, the remuneration acceding to Article
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Managing Director's Agreement
between Black Sun Interactive GmbH and
Fraz Wolfgang Buchenberger

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3 above will be continued to be paid for a period of six weeks. The Company's payments will be continued beyond a period of six weeks or beyond the date of termination of this contract.



                                     ART. 5
                                  Annual Leave

1. The Managing Director shall be entitled to a paid annual leave of 30 working days.

2. If the Managing Director is not employed for the entire calendar year, then he shall only be entitled to the corresponding portion of the leave mentioned in paragraph 1.

3. Vacation periods shall be agreed upon with the other Managing Directors bearing in mind the interest of the Company. If no further Managing Director was appointed, vacation has to be stipulated with the Shareholders.

                                     ART. 6
           Non-Disclosure, Non-Competition and Development Agreements

The Managing Director undertakes to observe utmost secrecy vis-a-vis third parties regarding all matters pertaining to the Company's business. This obligation continues after the termination of this agreement. The Managing Director agrees to the Company's Non-Disclosure, Non-Competition and Developments Agreements attached to this Manager's Employment Agreement and is to sign said attachment.

                                     ART. 7
                               General Provisions

1. Should any provisions of this contract be invalid, the remaining provisions shall nevertheless continue to be fully effective. It shall be the responsibility of the parties to replace the invalid provisions by a valid one which comes as near as possible to the parties' intended purpose.

2. Modifications of this contract and supplements to this contract shall not be valid unless in writing. This shall also apply to any modification of the foregoing sentence.
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Managing Director's Agreement
between Black Sun Interactive GmbH and
Fraz Wolfgang Buchenberger



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3.       This contract is subject to German law.


Munich,
August 7, 1995



                           --------------------------
                           Fraz Wolfgang Buchenberger




                           --------------------------
                           Black Sun Interactive GmbH



Approved by the Members of the Board:



                           --------------------------
                              Chairman of the Board
                           Black Sun Interactive GmbH

Enclosures:
1 Non-Disclosure, Non-Competition and Developments Agreement